Exhibit 99.1
RELEASE: IMMEDIATE
GETTY REALTY CORP. ANNOUNCES PRICING OF OFFERING OF 3,000,000 SHARES OF COMMON STOCK
JERICHO, NY, January 19, 2011 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) today announced the pricing of its underwritten registered public offering of 3,000,000 shares of common stock at a public offering price of $28.00 per share. In connection with the offering, the Company also granted the underwriters a 30-day option to purchase up to an additional 450,000 shares of common stock to cover over-allotments, if any.
The net proceeds of the offering to the Company, after deducting the underwriting discount and estimated offering expenses, are expected to be approximately $79.7 million, exclusive of any proceeds attributable to the underwriters’ possible exercise of their over-allotment option. Getty expects to use the net proceeds of the offering for the repayment of outstanding indebtedness under its credit agreement and general corporate purposes. The offering is expected to close on January 24, 2011 and is subject to customary closing conditions.
BofA Merrill Lynch and J.P. Morgan are acting as joint book-running managers for the offering, and KeyBanc Capital Markets, RBC Capital Markets, Capital One Southcoast, Santander and TD Securities are acting as co-managers for the offering.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any shares of common stock, nor shall there be any sale of such common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.
The offering is being made only by means of a prospectus supplement and the accompanying prospectus, copies of which, when available, may be obtained by contacting BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attention: Prospectus Department or e-mail a request to dg.prospectus_requests@baml.com or J.P. Morgan, Broadridge Financial Solutions, 1155 Long Island Ave., Edgewood, NY 11717, telephone (866) 803-9204.
About Getty Realty Corp.
Getty Realty Corp. is the largest publicly-traded real estate investment trust in the United States specializing in ownership and leasing of retail motor fuel and convenience store properties and petroleum distribution terminals. The Company owns and leases approximately 1,110 properties nationwide. For more information about Getty, please visit the Company’s web site at www.gettyrealty.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believes,” “expects,” “plans,” “projects,” “estimates,” “predicts” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and are not historical facts and include our statements relating to our intended use of proceeds for the offering. The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include market conditions and the ability to complete the proposed offering; owning and leasing real estate generally; material dependence on Getty Petroleum Marketing Inc. (“Marketing”) as a tenant; the impact of Marketing’s announced restructuring of its business; our inability to provide access to financial information about Marketing; the modification or termination of our nine properties leased under supplemental lease with Marketing (the “Marketing Leases”); Marketing paying its environmental obligations or changes in our assumptions for environmental liabilities related to the Marketing Leases; adverse developments in general business, economic or political conditions; competition for properties and tenants; performance of our tenants of their lease obligations; tenant non-renewal and our ability to re-let or sell vacant properties; the effects of taxation and change to other applicable standards or regulations; potential exposure related to pending lawsuits and claims; costs of completing environmental remediation and of compliance with environmental legislation and regulations; our exposure to counterparty risk and our ability to effectively manage or mitigate this risk; the loss of a member or members of our management team; the impact of our electing to be treated as a real estate investment trust (“REIT”) under the federal income tax laws, including subsequent failure to qualify as a REIT; owning real estate primarily concentrated in the Northeast and Mid-Atlantic regions of the United States; substantially all of our tenants depending on the same industry for their revenues; potential future acquisitions; losses not covered by insurance; our dependence on external sources of capital; generalized credit market dislocations and contraction of available credit; our business operations generating sufficient cash for distributions or debt service; changes in interest rates and our ability to manage or mitigate this risk effectively; our potential inability to pay dividends; changes to our dividend policy; changes in market conditions; adverse effect of inflation; the uncertainty of our estimates, judgments and assumptions associated with our accounting policies and methods; and terrorist attacks and other acts of violence and war; and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
Contact:	Thomas J. Stirnweis (516) 478-5403